Exhibit 99.B(m)(3)(iii)

SCHEDULE 2

with respect to

VOYA SERIES FUND, INC.

THIRD AMENDED AND RESTATED DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

CLASS C SHARES

Name of Funds

Voya Mid Cap Value Advantage Fund

Date last updated: September 12, 2014